UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
January 5, 2009 (December 29, 2008)
ALPHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8593	22-2095212

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
440 Route 22 East, Bridgewater
New Jersey 08807

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (908) 566-3800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 3.02. Unregistered Sale of Equity Securities
Item 3.03. Material Modifications to Rights of Security Holders
Item 5.01. Change in Control of Registrant
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1: AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
EX-3.2: AMENDED AND RESTATED BYLAWS

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On December 29, 2008, King Pharmaceuticals, Inc. (“King”) and Albert Acquisition Corp. (“Purchaser”) accepted for payment and paid for shares of Class A Common Stock, par value $0.20 per share (the “Class A Common Stock”), of Alpharma Inc. (the “Company”), including the associated preferred stock purchase rights (the “Rights”) validly tendered and not withdrawn pursuant to Purchaser’s previously announced tender offer to purchase all issued and outstanding Class A Common Stock (and the associated preferred stock purchase rights) (the “Offer”). In addition, on December 29, 2008, the merger (the “Merger”) of Purchaser with and into the Company was consummated in accordance with the Agreement and Plan of Merger, dated as of November 23, 2008, among the Company, King and Purchaser (the “Merger Agreement”). In connection with the closing of the Merger, the Company has notified the New York Stock Exchange (the “NYSE”) of its intent to remove the Class A Common Stock and the Rights from listing and has requested that the NYSE file a delisting application with the Securities and Exchange Commission to delist the Class A Common Stock and the Rights.
Item 3.02. Unregistered Sale of Equity Securities.
     On December 29, 2008, in accordance with the terms of the Merger Agreement, Purchaser exercised its option (the “Top-Up Option”) to purchase shares of Class A Common Stock directly from the Company and purchased 26 million shares of Class A Common Stock (the “Top-Up Shares”) at a price of $37.00 per share, the same amount paid for each share tendered and accepted for payment by Purchaser pursuant to the Offer. Purchaser paid the purchase price by delivery of a promissory note to the Company. The Top-Up Shares, when combined with the shares of Class A Common Stock purchased in the Offer, were sufficient to give Purchaser aggregate ownership of more than 90% of the outstanding shares of Class A Common Stock. At the time of the exercise of the Top-Up Option, Purchaser was a direct wholly-owned subsidiary of King. At the effective time of the Merger, the Top-Up Shares were cancelled. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act for transactions not involving a public offering.
Item 3.03. Material Modifications to Rights of Security Holders.
     On December 29, 2008, pursuant to the terms of the Merger Agreement, each outstanding share of the Class A Common Stock (together with each associated Right) not tendered and purchased pursuant to the Offer (other than Class A Common Stock held by the Company, King, Purchaser, or shareholders who properly exercise appraisal rights under Delaware law) was converted into the right to receive $37.00 in cash, without interest and subject to any required withholding of taxes.
Item 5.01. Change in Control of Registrant.
     Upon the acceptance of shares of Class A Common Stock for payment and the payment for such shares pursuant to the Offer on December 29, 2008, a change in control of the Company occurred. Pursuant to the terms of the Offer as set forth in the Tender Offer Statement on Schedule TO filed by Purchaser on September 12, 2008, as amended, each share of the Company’s Class A Common Stock (together with each associated Right) validly tendered pursuant to the

Offer and not withdrawn was entitled to receive $37.00 in cash, without interest and subject to any required withholding of taxes. Pursuant to the Merger, each outstanding share of the Class A Common Stock (together with each associated Right) not tendered and purchased pursuant to the Offer (other than Class A Common Stock held by the Company, King, Purchaser or shareholders who properly exercise appraisal rights under Delaware law) was converted into the right to receive $37.00 in cash, without interest and subject to any required withholding of taxes and Purchaser was merged with and into the Company. With the completion of the Offer and the Merger, the Company became a wholly-owned subsidiary of King. The total amount of funds necessary to complete the Offer and the Merger was approximately $1.6 billion. The source of funds for the Offer and the Merger included a combination of King’s cash on hand, the Company’s cash on hand and borrowings by King under its revolving credit facility, as amended, and a new senior secured term loan with Credit Suisse, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, Wachovia Bank, National Association and Wachovia Capital Markets, LLC.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Pursuant to the terms of the Merger Agreement, upon the acceptance for payment and payment for shares pursuant to the Offer on December 29, 2008, each of Peter Tombros, Finn Berg Jacobsen, Peter W. Ladell, Ramon M. Perez and David C. U’Prichard resigned from the Board of Directors of the Company, and have been replaced by designees selected by King. Upon completion of the Merger, Dean J. Mitchell, the Chief Executive Officer, President and a director of the Company, also resigned from the Board of Directors of the Company. None of the resigning directors of the Company stated that his resignation related to any disagreement relating to the Company’s operation, policies or practices. The Company’s new Board of Directors is comprised of Brian A. Markison, Joseph Squicciarino and James W. Elrod, each of whom is an officer of King.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation was amended and restated in its entirety. A copy of the Company’s certificate of incorporation, as amended and restated pursuant to the Merger, is attached hereto as Exhibit 3.1 and incorporated herein by reference.
     Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s bylaws were amended and restated in their entirety. A copy of the Company’s bylaws, as amended and restated pursuant to the Merger, is attached hereto as Exhibit 3.2 and incorporated herein by reference.
Item 8.01. Other Events.
     In connection with the acquisition of the Company by King, the rights to the Company’s branded oral long-acting opioid (LAO) analgesic drug, Kadian®, were divested to Actavis Elizabeth, L.L.C., a Delaware limited liability company (“Actavis”). The divesture to Actavis is described in King’s

Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 5, 2009, and such description is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description

3.1	Amended and Restated Certificate of Incorporation of Alpharma Inc.

3.2	Amended and Restated Bylaws of Alpharma Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 5, 2009

By:	/s/ Thomas J. Spellman III

Name:	Thomas J. Spellman III
Title:	Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit
No.	Description

3.1	Amended and Restated Certificate of Incorporation of Alpharma Inc.

3.2	Amended and Restated Bylaws of Alpharma Inc.